Exhibit 10.5

Execution Version

INTERCOMPANY LOAN AGREEMENT

This Loan Agreement (“Agreement”) is entered into on July 5, 2022, by and among the following parties:

on one side,

AMBIPAR PARTICIPAÇÕES E EMPREENDIMENTOS S.A., a company organized under the laws of Brazil, with head office at Avenida Pacaembu, No. 1088, room 09, Pacaembu, in the City of São Paulo, State of São Paulo, Brazil, Zip Code 01234-000, enrolled with the CNPJ/ME under No. 12.648.266/0001-24, herein represented in accordance with its bylaws (“Lender”);

and, on the other side,

EMERGÊNCIA PARTICIPAÇÕES S.A., a company organized under the laws of Brazil, with head office at Avenida Angélica, No. 2346, 5th floor, room 04, Consolação, in the City and State of São Paulo, Brazil, Zip Code 03110-001, enrolled with the CNPJ/ME under No. 10.645.019/0001-49, herein represented in accordance with its bylaws (“Borrower”);

The Lender and the Borrower are herein referred to individually as a “Party” and, collectively, as the “Parties”.

RECITALS:

(A)	WHEREAS, Lender and Borrower are Affiliates, and, on the date hereof, Lender intends to make a disbursement to the Borrower in the total amount of BRL 317,094,454.24 (three hundred and seventeen million, ninety-four thousand, four hundred and fifty-four Brazilian Reais and twenty-four cents) (“Loan”);

(B)	WHEREAS, on the date hereof, Lender, Borrower, Ambipar Emergency Response, an exempted company incorporated with limited liability in the Cayman Islands, Ambipar Merger Sub, an exempted company incorporated with limited liability in the Cayman Islands, and HPX Corp., an exempted company incorporated with limited liability in the Cayman Islands, entered into a Business Combination Agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”); and

(C)	WHEREAS Lender and Borrower wish to regulate the terms, conditions, and other provisions related to the Loan.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged the Parties agree as follows:

1.                  DEFINITIONS

1.1.             For the purpose of this Agreement, the following capitalized terms have the meanings specified or referred in this Section 1:

“Affiliate” shall mean, with respect to the Lender or the Borrower, any other person or entity that is directly or indirectly controlled by, or is under common control with, the Lender or the Borrower, as applicable. The term “Control” (including its correlative meanings “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Brazilian Reais” or “BRL” means the lawful currency of the Federative Republic of Brazil.

“Business Day” means a day (other than Saturday or Sunday) on which commercial banks are open for business in the city of São Paulo, State of São Paulo, Brazil.

“Default Interest” means the interest equal to 1% (one percent) to be levied pro rata temporis on any amount due and unpaid or not transferred.

“Default Penalty” means the penalty corresponding to 2% (two percent) to be levied pro rata temporis on any amount due and unpaid or not transferred.

“Disbursement Date” means the date of execution of this Agreement.

“U.S. dollars” or “USD” means the lawful currency of the United States of America.

2.            LOAN, CONVERSION AND REPAYMENT

2.1.         Loan. The Borrower agrees and acknowledges that it has received from Lender the total amount of the Loan on the Disbursement Date.

2.1.1.        Any taxes, fees, charges, fiscal and parafiscal contributions over loan transactions (“Taxes”), including but not limited to any Tax on Financial Transactions (Imposto sobre operações financeiras or IOF), as applicable to the Loan set forth herein, will be borne by the relevant taxpayer, as defined in the corresponding tax rule. The Parties will be entitled to deduct and/or withhold from any amounts payable pursuant to this Agreement any such amounts which the Parties are obligated to deduct and/or withhold under applicable tax law, and the Parties shall timely collect amounts so deducted and/or withheld to the appropriate governmental authority in accordance with applicable tax law. The Parties shall provide to the other Party a certificate evidencing any withholding and/or deduction in accordance with applicable tax law. For the avoidance of doubt, Parties agree that any Taxes (including any withholding Taxes collected by the Borrower) in respect to interest payments shall be the responsibility of the Lender and no gross-up obligation shall apply.

2.2.         Interest. The Loan shall bear an interest rate corresponding to 100% (a hundred percent) of the accrued variation of the daily average rate of DI (Interbank Deposit) of one day, expressed in the yearly percentage, at the basis of 252 (two hundred and fifty-two) Business Days, calculated and daily published by B3 S.A. – Brasil, Bolsa e Balcão, in the daily journal available in its internet page (www.b3.com.br), being added the spread of 2.85% (two percent and eighty-five hundredths) per year, at the basis of 252 (two hundred and fifty-two) Business Days (“Interest”). The Interest over the Loan shall be paid in Reais to the Lender biannually as per the schedule below:

Installment	Date of Payment of Interest
1	July 15, 2022
2	January 10, 2023
3	July 15, 2023
4	January 10, 2024
5	July 15, 2024
6	January 10, 2025
7	July 15, 2025
8	January 10, 2026
9	July 15, 2026
10	January 10, 2027
11	July 15, 2027
12	January 15, 2028

2.3.          Term and Repayment Dates. The Borrower agrees to comply with its obligations of repayment of the Loan in biannually installments of principal on the designated dates and proportions set forth on the schedule below (each referred as “Repayment Date”).

Installment	Repayment Date	Percentage of the principal amount of the Loan
1	July 15, 2024	10%
2	January 10, 2025	15%
3	July 15, 2025	10%
4	January 10, 2026	15%
5	July 15, 2026	10%
6	January 10, 2027	15%
7	July 15, 2027	10%
8	January 15, 2028	15%

2.3.1.        If, pursuant to this Agreement, any payment is to be made on a date that is not a Business Day, that payment shall be made on the next Business Day.

2.4.        Conversion. Subject to the Business Combination Agreement, Lender shall be entitled, at any time prior to the termination of this Agreement and at its sole discretion, to convert the Convertible Amount, as defined below, into Borrower’s capital stock, upon the issuance of new common shares with no par value by the Borrower of the same class and with the same rights applicable to the existing outstanding shares of the Borrower (“New Shares”).

2.4.1.            Conversion Amount. The amount to be converted according to Section 2.4 shall mean the amount (as expressed in Brazilian Reais) equivalent to USD 50,500,000.00 (fifty million five hundred thousand U.S. Dollars) considering the PTAX rate published by the Brazilian Central Bank of one day prior to the date in which occurs the conversion (“Convertible Amount”).

2.4.2.            Procedure. In the event Lender elects to convert the Convertible Amount into the New Shares, as provided in this Section 2.4, the Parties shall take any and all necessary actions to carry out a shareholders’ meeting of the Borrower in order to approve an increase of its corporate capital in the amount of the Convertible Amount with the issuance of the New Shares and their subscription by Lender in consideration for the transfer of the Lender’s rights hereunder up to the Convertible Amount.

2.5      Prepayment. Subject to the Business Combination Agreement, at any time as of the date hereof, the Borrower may, upon ten (10) days prior notice in writing to the Lender, prepay all or any part of such Loan to the Lender, together with all Interest accrued on it up to the date of payment, with no penalty or commission to the Borrower. For purpose of clarification, the conversion of the Convertible Amount into New Shares as per Section 2.4 shall be considered a prepayment of the principal amount effectively converted.

2.6.      Place of Payment. Any payments made by the Borrower to the Lender under this agreement shall be made to the bank account to be notified by the Lender in Brazil, except to the extent the Convertible Amount has been converted into New Shares pursuant the provisions set forth in Section 2.4.

3.               DEFAULT AND TERMINATION

3.1.             Defaults. Without limiting the remedies available to the Lender under this Agreement, if the Borrower fails to fully repay each installment of the Loan and/or accrued Interest by the applicable Repayment Date and such failure is not remedied within 3 (three) Business Days after receipt of a written notice from the Lender in this regard, a Default Penalty and the Default Interest shall be levied pro rata temporis on the then outstanding principal balance of the Loan until the effective payment of such amount.

3.2.             Termination. Notwithstanding any additional termination rights of the Lender pursuant to applicable law, the Loan shall, upon written notice by the Lender, become immediately due and payable if: (a) the Borrower fails to pay the principal of the Loan and/or Interest due under this Agreement and such failure is not remedied within three (3) Business Days after receipt of a written notice from the Lender in this regard ; (b) the Borrower fails to perform or observe any other material obligation of the Borrower to the Lender and such failure is not remedied within three (3) Business Days after receipt of a written notice from the Lender in this regard.

4.               MISCELLANEOUS

4.1.             Governing Law; Dispute Resolution. This Agreement and all actions contemplated hereby shall be governed by, construed, interpreted and enforced in accordance with the laws of Brazil. The Parties and their successors shall exert their best efforts to solve on an amicable basis any disputes, differences or claims related to this Agreement. Any and all dispute arising out of or in connection with this Agreement, including without limitation, any issue related to its existence, validity, enforceability, formation, interpretation, performance and/or termination, which may not be solved on an amicable basis by the Parties shall be finally settled in the courts of the city of São Paulo, State of São Paulo, Brazil.

4.2.             Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns and shall be enforceable by the Parties hereto and their respective successors and permitted assigns.

4.3.             Confidentiality. This Agreement is executed under absolute confidentiality and the Parties undertake to keep absolute secrecy on the negotiations and understandings among the Parties concerning the terms, intentions and information herein contained or exchanged in view of the negotiations object of this Agreement, except as expressly authorized in writing by the Parties herein or, unless disclosure is required by law, rule, regulation or order or required by a court, regulatory body, administrative agency, security regulators or other governmental or self-regulatory body with jurisdiction over such disclosing Party.

4.4.             Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable in any way, the validity, legality or enforceability of the other provisions will not be affected or, in any way, impaired, remaining in full force and effect, and the Parties shall negotiate in good faith the replacement of the provision declared void, annulled, illegal or unenforceable by another valid, legal and enforceable provision that, as much as possible and effectively, maintains the economic effects and other relevant implications of the provision declared void, annulled, illegal or unenforceable.

4.5.             Entire Agreement. This Agreement constitutes the entire agreement among the Parties on the matters referred to herein and supersede any and all previous agreements and understandings, oral or written, among the Parties relating to the subject matter hereof.

4.6.             Amendments. This Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of the Parties.

4.7.             Successors and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. Neither Party may assign its rights and obligations under this Agreement without the prior written consent of the other Party, except if otherwise agreed and provided for in the binding documents of the Transaction.

4.8.             Waiver and Tolerance. Each of the Parties acknowledge that, except if otherwise provided for herein in writing: (i) the partial exercise, the non-exercise, the granting of a term, the forbearance or the delay in regard to any right granted to them by this Agreement and/or by Law shall not constitute renewal or waiver of such right, nor shall it impair its exercise in the future; (ii) the waiver of any right shall be interpreted in a restrict manner, and shall not be considered to be a waiver of any other right granted by this Agreement or by Law to any of the Parties; and (iii) any waivers shall only be considered as such if granted in writing.

4.9.             Notices. All notices under this Agreement shall be made in writing and shall be delivered personally, by e-mail or by registered post (always with receipt confirmation) at the addresses indicated below, to the attention of the persons indicated below, or as otherwise specified by the relevant Party by written notice:

(i)	If to Lender:

Ambipar Participações e Empreendimentos S.A.

Avenida Pacaembu, nº 1088

Room 09, Pacaembu,

01234-000, São Paulo - SP Brazil

Attention: Luciana Freire Barca Nascimento;

Alessandra Bessa Alves de Melo

Email: luciana.barca@tbj.com.br;

   alessandra.bessa@ambipar.com

(ii)	If to the Borrower:

Emergência Participações S.A.

Avenida Angélica, nº 2346

5th floor, room 4, Consolação,

01228-200, São Paulo - SP Brazil

Attention: Luciana Freire Barca Nascimento;

Alessandra Bessa Alves de Melo

Email: luciana.barca@tbj.com.br;

   alessandra.bessa@ambipar.com

4.10.         All notices sent in accordance with this section shall be deemed as having been delivered on the date of receipt thereof by the addressee at the correct address, except in case of notifications received outside of normal business hours, which shall be deemed to be received on the immediately subsequent Business Day.

4.11.         Electronic Execution. For all legal purposes, the Parties hereby covenant and agree that the execution of this Agreement (i) may occur electronically, pursuant to the terms of Medida Provisória No. 2.200, from August 24, 2001; (ii) even if one or more Parties execute this Agreement electronically on other location, the execution of this Agreement is carried out, for all purposes, in the City of São Paulo, State of São Paulo; and (iii) the execution date of this Agreement, for all purposes and effects, shall be the date stated in the first page of this Agreement. The Parties acknowledge that this Agreement, signed electronically, has full validity being equivalent to a physical document for all legal purposes, recognizing and stating all signatories hereto, pursuant to Article 10, paragraph 2 of Medida Provisória No. 2,200-2 of August 24, 2001, that the signature of this Agreement electronically through the Docusign platform is the signature method mutually chosen by all signatories as suitable to evidence the authorship and integrity of this instrument and grant it full legal effect, as if it was a physical document. All electronic signatures contained herein, as provided for in this Section, have full validity and are sufficient to confer authenticity, integrity, existence, validity and effectiveness to this Agreement.

In witness whereof, each of the Parties hereto has executed this Agreement, in the presence of the two (2) undersigned witnesses, all as of the date first written above.

Lender:

AMBIPAR PARTICIPAÇÕES E EMPREENDIMENTOS S.A.

/s/ Thiago da Costa Silva	/s/ Luciana Freire Barca Nascimento
By: Thiago da Costa Silva	By: Luciana Freire Barca Nascimento
Title: Officer	Title: Officer

Borrower:

EMERGÊNCIA PARTICIPAÇÕES S.A.

/s/ Thiago da Costa Silva	/s/ Luciana Freire Barca Nascimento
By: Thiago da Costa Silva	By: Luciana Freire Barca Nascimento
Title: Officer	Title: Officer

Witnesses:

1.	/s/ Ana Paula Gomes	2.	/s/ Camila Martins Chiquim Sena de Oliveira
Name: Ana Paula Gomes		Name: Camila Martins Chiquim Sena de Oliveira
CPF: 416.648.378-17		CPF: 224.849.918-35